Exhibit 4.1

APPLE INC.

Supplement No. 1 to the Officer’s Certificate

dated as of February 23, 2016

with respect to the Indenture referred to herein

This is Supplement No. 1 (the “Supplement”) to that certain Officer’s Certificate of Apple Inc., a corporation duly organized and existing under the laws of the State of California (the “Issuer”), dated as of February 23, 2016 (the “Officer’s Certificate”), which certificate supplemented the Indenture, dated as of April 29, 2013 (the “Base Indenture” and, as supplemented by the Officer’s Certificate, the “Indenture”), by and between the Issuer and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as trustee. On February 23, 2016, pursuant to the Indenture, the Issuer issued (i) $2,250,000,000 aggregate principal amount of 2.250% Notes due 2021 (the “Existing 2021 Notes”), (ii) $2,000,000,000 aggregate principal amount of 3.250% Notes due 2026 (the “Existing 2026 Notes”) and (iii) $2,500,000,000 aggregate principal amount of 4.650% Notes due 2046 (the “Existing 2046 Notes” and, together with the Existing 2021 Notes and the Existing 2026 Notes, the “Existing Notes”). Section 301 of the Base Indenture and the Officer’s Certificate provide that the Issuer may issue Additional Notes (as defined in the Officer’s Certificate) from time to time of each series of Existing Notes, which Additional Notes shall have identical terms with the applicable series of Existing Notes, other than with respect to the date of issuance, the issue price and, in certain circumstances, the date interest begins to accrue and the first interest payment date.

Pursuant to Sections 102, 301 and 303 of the Base Indenture and the Officer’s Certificate, the undersigned Officer does hereby certify, in connection with the issuance of (i) $750,000,000 aggregate principal amount of 2.250% Notes due 2021 (the “New 2021 Notes”), (ii) $1,250,000,000 aggregate principal amount of 3.250% Notes due 2026 (the “New 2026 Notes”) and (iii) $1,500,000,000 aggregate principal amount of 4.650% Notes due 2046 (the “New 2046 Notes” and, together with the New 2021 Notes and the New 2026 Notes, the “New Notes”) as Additional Notes, that the terms of the New Notes are as follows:

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture. This Supplement shall supplement and constitute a part of the Indenture, however, to the extent any part of this Supplement expressly conflicts with the Indenture, this Supplement will govern and be controlling with respect to the New Notes. Except as supplemented herein, all of the terms, provisions and conditions of the Indenture and the Notes issued thereunder shall continue in full force and effect.

1.	New 2021 Notes

Aggregate Principal Amount:	$750,000,000

Issue Date:	March 24, 2016

Date from which Interest will Accrue:	February 23, 2016

Additional Terms:

The New 2021 Notes will be a further issuance of, and will form a single series with the Existing 2021 Notes and will have identical terms (other than the terms specified above) and will bear the same CUSIP/ISIN numbers as the Existing 2021 Notes.

2.	New 2026 Notes

Aggregate Principal Amount:	$1,250,000,000

Issue Date:	March 24, 2016

Date from which Interest will Accrue:	February 23, 2016

Additional Terms:

The New 2026 Notes will be a further issuance of, and will form a single series with the Existing 2026 Notes and will have identical terms (other than the terms specified above) and will bear the same CUSIP/ISIN numbers as the Existing 2026 Notes.

3.	New 2046 Notes

Aggregate Principal Amount:	$1,500,000,000

Issue Date:	March 24, 2016

Date from which Interest will Accrue:	February 23, 2016

Additional Terms:

The New 2046 Notes will be a further issuance of, and will form a single series with the Existing 2046 Notes and will have identical terms (other than the terms specified above) and will bear the same CUSIP/ISIN numbers as the Existing 2046 Notes.

The Officer has read and understands the provisions of the Indenture and the definitions relating thereto. The statements made in this Supplement are based upon the examination of the provisions of the Indenture and upon the relevant books and records of the Issuer. In such Officer’s opinion, they have made such examination or investigation as is necessary to enable such Officer to express an informed opinion as to whether or not the covenants and conditions precedent of such Indenture relating to the issuance, authentication and delivery of the New Notes have been complied with. In such Officer’s opinion, such covenants and conditions precedent have been complied with.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Officer of the Issuer has duly executed this Supplement as of March 24, 2016.

APPLE INC.

By:	/s/ Gary Wipfler
Name: Gary Wipfler
Title: Vice President and Corporate Treasurer

[Signature Page to Supplement No. 1 to the Officer’s Certificate]